Exhibit 99.1

API Technologies Reports Results for the Fiscal First Quarter Ended February 28, 2014

•	Revenue of $58.9 million

•	Capital structure simplification announced March 26

ORLANDO, Fla.– (Business Wire) – April 9, 2014 - API Technologies Corp. (NASDAQ:ATNY) (“API” or the “Company”), a leading provider of high performance RF/microwave, power, and security solutions for critical and high-reliability applications, today announced results for the fiscal first quarter ended February 28, 2014.

“We delivered solid results this quarter, highlighted by Adjusted EBITDA expansion, cash generation, and overall margin improvements,” said Bel Lazar, President and Chief Executive Officer of API Technologies. “We continue to see sales funnel growth and strong customer adoption of our differentiated products across a diverse set of end markets. Furthermore, the simplification of our capital structure and reduction in API’s net liabilities related to the recent redemption of preferred stock delivers value to our shareholders.”

Results for the Quarter Ended February 28, 2014

API Technologies reported revenue of $58.9 million for the quarter ended February 28, 2014, compared to $59.1 million for the quarter ended November 30, 2013, and $58.3 million in the quarter ended February 28, 2013.

Gross profit as a percentage of sales was 22.7% for the quarter ended February 28, 2014. This is compared to 15.2% gross profit as a percentage of sales for the quarter ended November 30, 2013, which included $4.0 million dollars of inventory write downs, and 20.7% for the quarter ended February 28, 2013. Adjusted EBITDA from continuing operations for the quarter ended February 28, 2014 was $6.5 million, versus $6.3 million for the quarter ended November 30, 2013, compared to $5.2 million for the quarter ended February 28, 2013.

API Technologies posted a net loss of $2.1 million in the quarter ended February 28 2014, compared to a net loss of $7.2 million in the quarter ended November 30, 2013, and a net loss of $14.4 million in the quarter ended February 28, 2013.

Subsequent Events

On March 26, 2014, API Technologies announced the redemption of all its Series A Preferred stock for $27.6 million. Additionally, the Company amended its credit agreement with Guggenheim Corporate Funding, LLC, as administrative agent to provide for an additional $55.0 million term loan, the proceeds of which were primarily used to redeem the Series A Preferred Stock and repay in full the Company’s asset backed revolving loan facility.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal first quarter results tomorrow, April 10, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Phil Rehkemper, Executive Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com/investor-relations. Recorded replays of the webcast will be available on the Company’s Investor Relations App, and for 30 days on the Company’s website, and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10043427, beginning noon Eastern Time on April 10, 2014.

The API Technologies Investor Relations App is available for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies (NASDAQ: ATNY) is an innovative designer and manufacturer of high performance systems, subsystems, modules, and components for technically demanding RF, microwave, millimeter wave, electromagnetic, power, and security applications. A high-reliability technology pioneer with over 70 years of heritage, API Technologies products are used by global defense, industrial, and commercial customers in the areas of commercial aerospace, wireless communications, medical, oil and gas, electronic warfare, unmanned systems, C4ISR, missile defense, harsh environments, satellites, and space. Learn more about API Technologies and our products at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided the non-GAAP financial measure for Adjusted EBITDA from continuing operations. Non-GAAP Adjusted EBITDA from continuing operations (Earnings from continuing operations before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, foreign exchange losses, stock-based compensation expenses, amortization of note discounts and deferred financing costs, and certain other adjustments described in the reconciliation table. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding from operating results the impact of items that management believes do not reflect the Company’s core operating performance. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

These risks and uncertainties include but are not limited to, general economic and business conditions, including without limitation, reductions in government defense spending; government regulations; our ability to integrate and consolidate our operations; our ability to expand our operations in both new and existing markets; the ability of our review of strategic alternatives to maximize stockholder value; and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Phil Rehkemper

Executive Vice President & Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Flynn Condon

Vice President, Corporate Development & Marketing

+1 908-546-3903

media@apitech.com

API Technologies Corp.

Financial Results

For the Three Months Ended February 28, 2014 and 2013

Consolidated Statements of Operations (unaudited)

in thousands USD

	For the Three Months Ended February 28, 2014	For the Three Months Ended February 28, 2013
Revenue, net	$58,918	$58,304
Cost of revenues
Cost of revenues	45,274	46,148
Restructuring charges	299	103

Total cost of revenues	45,573	46,251

Gross profit	13,345	12,053

Operating expenses
General and administrative	5,719	6,635
Selling expenses	3,757	3,684
Research and development	2,074	2,305
Business acquisition and related charges	110	468
Restructuring charges	118	242

	11,778	13,334

Operating income (loss)	1,567	(1,281)
Other expenses (income), net
Interest expense, net	2,410	4,343
Amortization of note discounts and deferred financing costs	665	10,753
Other expenses (income), net	110	(797)

	3,185	14,299

Loss from continuing operations before income taxes	(1,618)	(15,580)
Expense for income taxes	506	178

Loss from continuing operations, net of income taxes	(2,124)	(15,758)
Income from discontinued operations, net of income taxes	—	1,334

Net loss	$(2,124)	$(14,424)
Accretion on preferred stock	(393)	—

Net loss attributable to common shareholders	$(2,517)	$(14,424)

Loss per share from continuing operations—Basic and diluted	$(0.05)	$(0.28)
Income (loss) per share from discontinued operations—Basic and diluted	$0.00	$0.02

Net loss per share—Basic and diluted	$(0.05)	$(0.26)

Weighted average shares outstanding
Basic	55,426,635	55,369,100
Diluted	55,426,635	55,369,100

Consolidated Balance Sheets (unaudited)

in thousands USD

	February 28, 2014	November 30, 2013
Assets
Current
Cash and cash equivalents	$9,282	$6,351
Restricted cash	1,500	1,500
Accounts receivable, net	40,829	39,751
Inventories, net	52,664	58,218
Deferred income taxes	2,351	2,426
Prepaid expenses and other current assets	1,592	2,445

	108,218	110,691
Fixed assets, net	32,834	35,231
Fixed assets held for sale	150	150
Goodwill	116,770	116,770
Intangible assets, net	36,407	38,780
Other non-current assets	3,001	2,956

Total assets	$297,380	$304,578

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$27,606	$32,217
Deferred revenue	4,619	3,519
Current portion of long-term debt	7,116	8,155

	39,341	43,891
Deferred income taxes	5,777	5,517
Other long-term liabilities	1,142	1,135
Long-term debt, net of current portion and discount	87,446	96,606
Deferred gain	8,234	—

	141,940	147,149

Redeemable Preferred Stock	26,761	26,326
Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,853	327,901
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(203,315)	(200,798)
Accumulated other comprehensive income	1,713	1,572

	128,679	131,103

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$297,380	$304,578

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended
	February 28, 2014	November 30, 2013	February 28, 2013
Net loss	$(2,124)	$(7,243)	$(14,424)
Adjustments
Interest expense, net	2,410	2,301	4,343
Amortization of note discounts and deferred financing costs	665	1,224	10,753
Depreciation and amortization	4,130	3,906	4,308
Income taxes	506	(2,019)	178
Restructuring charges	417	1,752	345
Acquisition related charges	110	(129)	468
Other adjustments (A)	380	4,604	522
Income from discontinued operations	—	1,911	(1,334)

Adjusted EBITDA from continuing operations	$6,494	$6,307	$5,159

(A) Other adjustments primarily include inventory provisions ($344 – Feb. 28, 2014; $4,024 – Nov. 30, 2013; $643 – Feb. 28, 2013), stock based compensation ($(48) – Feb. 28, 2014; $137 – Nov. 30, 2013; $390 – Feb. 28, 2013), franchise taxes ($41 – Feb. 28, 2014; $38 – Nov. 30, 2013; $28 – Feb. 28, 2013), financing related cost ($129 – Feb. 28, 2014; $212 – Nov. 30, 2013; $nil – Feb. 28, 2013), lease payments for the State College, Pennsylvania facility ($(218) – Feb. 28, 2014; $nil – Nov. 30 and Feb. 28, 2013), foreign exchange loss ($132 – Feb. 28, 2014; $193 – Nov. 30, 2013; $nil – Feb. 28, 2013) and reversal of a contingency accrual ($nil – Feb. 28, 2014 and Nov. 30, 2013; $(539) – Feb. 28, 2013).